EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Exousia Pro, Inc., formerly LAMY, a Wyoming corporation (the “Company”), on Form 10-Q, for the period ended November 30, 2025, as filed with the Securities and Exchange Commission, I, Matthew Dwyer, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 17, 2026.

/s/ Matthew Dwyer
Matthew Dwyer
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)